Exhibit 4.05
_______ SUPPLEMENTAL INDENTURE
Between

SCANA CORPORATION, as Issuer

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee
DATED AS OF ________________
_____ Series ___ _____% JUNIOR SUBORDINATED NOTES
_______ SUPPLEMENTAL INDENTURE

THIS _______ SUPPLEMENTAL INDENTURE, dated as of ________________ (this “_______ Supplemental Indenture”), is between SCANA CORPORATION, a South Carolina corporation, having its principal office at 100 SCANA Parkway, Cayce, South Carolina 29033-3712 (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee, having a corporate trust office at 1441 Main Street, Suite 775, Columbia, South Carolina 29201 (herein called the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore entered into a Junior Subordinated Indenture, dated as of September 1, 2009, as supplemented (as so supplemented, the “Base Indenture”), with the Trustee;
WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as supplemented by this _______ Supplemental Indenture, is herein called the “Indenture”;
WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;
WHEREAS, the Company proposes to create under the Indenture a series of Securities;
WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Base Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified;
WHEREAS, all requirements necessary to make this _______ Supplemental Indenture a valid instrument in accordance with its terms, and to make the Junior Subordinated Notes (hereinafter defined), when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this _______ Supplemental Indenture has been duly authorized in all respects;
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1 Definition of Terms. For all purposes of this _______ Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)the terms not otherwise defined herein which are defined in the Base Indenture have the same meanings when used in this _______ Supplemental Indenture;
(b)the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(a)    all other terms used herein which are defined in the Trust Indenture Act, whether directly or by reference therein, have the meanings assigned to them therein;
(b)    Except as otherwise herein expressly provided, all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles as are generally accepted in the United States of America and, with respect to any computation required or permitted hereunder, the term “generally accepted accounting principles” shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;
(c)    a reference to a Section or Article is to a Section or Article of this _______ Supplemental Indenture unless otherwise stated;
(d)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this _______ Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;
(e)    headings are for convenience of reference only and do not affect interpretation;
“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business with respect to the Junior Subordinated Notes shall be principally administered, which office at the date of original execution of this _______ Supplemental Indenture is located at 1441 Main Street, Suite 775, Columbia, South Carolina 29201.
“Definitive Note Certificates” means Junior Subordinated Notes issued in definitive, fully registered form.
“Global Note” has the meaning specified in Section 2.4(a).
“Interest Payment Dates” means _______ of each year, commencing on _______, _____.
“Optional Deferral Period” has the meaning specified in Section 4.1.
“Original Issue Date” means ________________.
“Record Date” has the meaning specified in Section 2.5(a).
“Stated Maturity” has the meaning specified in Section 2.2.
“Tax Event” means, for all purposes of the Junior Subordinated Notes issued pursuant to this _______ Supplemental Indenture, the receipt by the Company of an Opinion of Counsel experienced in such tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation), (c) any amendment to, clarification of, or change in the official position or the interpretation of any such administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such administrative action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) threatened challenge asserted in writing in connection with an audit of the Company or any of its subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Notes, which amendment, clarification, or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known, in each case after _____________, there is more than an insubstantial risk that interest payable by the Company on the Junior Subordinated Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States Federal income tax purposes.
The terms “Company,” “Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this _______ Supplemental Indenture and the paragraph preceding such recitals.
ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED NOTES
2.1 Designation and Principal Amount. There is hereby established a series of Securities to be issued under the Indenture, to be designated as the Company’s _____ Series ___ _____% Enhanced Junior Subordinated Notes (the “Junior Subordinated Notes”) in an aggregate principal amount of up to $__________, which amount shall be set forth in any written orders of the Company for the authentication and delivery of Junior Subordinated Notes pursuant to Section 2.1 of the Base Indenture and Section 6.1 hereof. Additional Junior Subordinated Notes without limitation as to amount, and without the consent of the holders of the then Outstanding Junior Subordinated Notes, may also be authenticated and delivered in the manner provided in Section 2.1 of the Base Indenture. Any such additional Junior Subordinated Notes will have the same Stated Maturity and other terms (except, if applicable, the initial Interest Payment Date and initial interest accrual date) as those initially issued and shall be consolidated with and part of the same series of Junior Subordinated Notes as the Junior Subordinated Notes initially issued under this _______ Supplemental Indenture.
2.2 Maturity. The maturity date of the Junior Subordinated Notes initially will be _______, but will be automatically extended, except for any portion of the principal amount of the Junior Subordinated Notes that shall have been earlier redeemed or with respect to which notice of redemption shall have been given to the holders of such Junior Subordinated Notes, for additional quarterly periods on each of _______, _______, _______ and _______, beginning on _______, through and including _______, without notice to, or consent of, the holders of the Junior Subordinated Notes. [Subject to the conditions described below, the maturity date will be further automatically extended for additional quarterly periods beginning on _______, through and including _______, except for any portion of the principal amount of the Junior Subordinated Notes that shall have been earlier redeemed or with respect to which notice of redemption shall have been given to the holders of such Junior Subordinated Notes.] The final maturity date of the Junior Subordinated Notes will be no later than _______, on which date the entire principal amount of the Junior Subordinated Notes will become due and payable, together with any accrued and unpaid interest. The “Stated Maturity” of the Junior Subordinated Notes shall mean the maturity date of the Junior Subordinated Notes as extended in accordance with this Section 2.2, which may not be otherwise shortened or extended.
[Conditions to Extensions]
2.3 Form and Payment; Minimum Transfer Restriction.
(a)The Junior Subordinated Notes shall be issued in fully registered definitive form without coupons in minimum denominations of $___ and integral multiples of $___ in excess thereof. Principal and interest on the Junior Subordinated Notes will be payable, the transfer of such Junior Subordinated Notes will be registrable and such Junior Subordinated Notes will be exchangeable for Junior Subordinated Notes bearing identical terms and provisions at the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Register or by transfer to an account maintained by the Person entitled thereto as specified in the Register, provided that proper transfer instructions have been received by the Paying Agent by the Record Date. The Register for the Junior Subordinated Notes shall be kept at the Corporate Trust Office of the Trustee, and the Trustee is hereby appointed registrar and Paying Agent for the Junior Subordinated Notes.
(b)The Junior Subordinated Notes may be transferred or exchanged only in minimum denominations of $___ and integral multiples of $___ in excess thereof, and any attempted transfer, sale or other disposition of Junior Subordinated Notes in a denomination of less than $___ shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Notes for any purpose, including but not limited to the receipt of payments in respect of such Junior Subordinated Notes and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Notes.
(c)Pursuant to the Base Indenture, the Company hereby appoints the Trustee as registrar and “Paying Agent” with respect to the Junior Subordinated Notes.
2.4 Exchange and Registration of Transfer of Junior Subordinated Notes; Restrictions on Transfers; Depositary.
The Junior Subordinated Notes will be issued to the holders in accordance with the following procedures:
(a)So long as Junior Subordinated Notes are eligible for book-entry settlement with the Depositary, or unless required by law, all Junior Subordinated Notes that are so eligible will be represented by one or more Junior Subordinated Notes in global form (a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Except as provided in Section 2.4(c) below, beneficial owners of a Global Note shall not be entitled to have Definitive Note Certificates registered in their names, will not receive or be entitled to receive physical delivery of Definitive Note Certificates and will not be registered holders of such Global Notes.
(b)The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary in accordance with the Indenture and the procedures and standing instructions of the Depositary and the Trustee shall make appropriate endorsements to reflect increases or decreases in principal amounts of such Global Notes. In addition, all payments of principal and purchase price of, redemption premium, if any, and interest on the Global Notes and all notices, communications and other documents required to be mailed to the holders with respect to the Global Notes or pursuant to the Indenture, shall be made and given at the times and in accordance with the procedures and standing instructions of the Depositary (which procedures and standing instructions shall govern in the event of any inconsistency between the provisions of the Indenture and such procedures and standing instructions).
(c)Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.4(c)), a Global Note may not be exchanged in whole or in part for Junior Subordinated Notes registered, and no transfer of a Global Note may be registered, in the name of any person other than the Depositary or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (B) has ceased to be a clearing agency registered as such under the Exchange Act and no successor Depositary has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such ineligibility, (ii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Indenture, with respect to such Junior Subordinated Note, or (iii) the Company, in its sole discretion and subject to the procedures of the Depositary, instructs the Trustee to exchange such Global Note for a Junior Subordinated Note that is not a Global Note (in which case such exchange (subject to such procedures) shall be effected by the Trustee).
The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. Initially, the Global Notes shall be registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.
Definitive Note Certificates issued in exchange for all or a part of a Global Note pursuant to this Section 2.4(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Definitive Note Certificates to the person in whose names such Definitive Note Certificates are so registered.
So long as Junior Subordinated Notes are represented by one or more Global Notes, (i) the registrar for the Junior Subordinated Notes and the Trustee shall be entitled to deal with the Depository for all purposes of the Indenture relating to such Global Notes as the sole holder of the Junior Subordinated Notes evidenced by such Global Notes and shall have no obligations to the holders of beneficial interests in such Global Notes; and (ii) the rights of the holders of beneficial interests in such Global Notes shall be exercised only through the Depository and shall be limited to those established by law and agreements between such holders and the Depository and/or the participants in the Depository.
At such time as all interests in a Global Note have been paid, redeemed, exchanged, repurchased or canceled, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Definitive Note Certificates, redeemed by the Company pursuant to Article II or canceled, or transferred for part of a Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Note by, or at the direction of, the Trustee to reflect such reduction or increase.
2.5 Interest.
(a)Each Junior Subordinated Note will bear interest at the rate of ________% per annum from the Original Issue Date. Subject to the Company’s right to defer interest payments described in Article IV below, interest is payable quarterly in arrears on each Interest Payment Date until the principal thereof is paid or made available for payment. If interest payments are deferred or otherwise not paid, they will accrue and compound until paid at the annual rate of _____% per annum, to the extent permitted by applicable law. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable will be paid to the Person in whose name such Junior Subordinated Note is registered, at the close of business on the Record Date next preceding such Interest Payment Date; provided that interest payable at Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred pursuant to Article IV hereof, will forthwith cease to be payable to the holders on such Record Date and may either be paid (i) to the Person in whose name such Junior Subordinated Note (or any Junior Subordinated Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 2.3 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Junior Subordinated Notes may be listed, and upon such notice as may be required by such exchange. The “Record Date” for payment of interest will be the close of business on the Business Day next preceding the Interest Payment Date, unless such Junior Subordinated Note is registered to a holder other than the Depositary or a nominee of the Depositary, in which case the Record Date for payment of interest will be the close of business on the fifteenth calendar day preceding the applicable Interest Payment Date, whether or not a Business Day.
(b)If an Interest Payment Date, redemption date or the Stated Maturity of the Junior Subordinated Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, redemption date or the Stated Maturity, as applicable.
2.6 Events of Default. An Event of Default as defined in the Indenture shall be an Event of Default with respect to the Junior Subordinated Notes provided that the nonpayment of interest for so long as and to the extent that interest is permitted to be deferred pursuant to Article IV herein shall not be deemed to be a default in the payment of interest for the purposes of Article VI of the Base Indenture and shall not otherwise be deemed an Event of Default with respect to the Junior Subordinated Notes. For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Trustee or the holders of the Junior Subordinated Notes, no breach by the Company of any covenant or obligation under the Indenture or the terms of the Junior Subordinated Notes shall be an Event of Default except those that are specifically identified as an Event of Default under the Indenture.
ARTICLE III
REDEMPTION OF THE JUNIOR SUBORDINATED NOTES
3.1 Optional Redemption by Company. The Company shall have the option to redeem the Junior Subordinated Notes:
[Redemption Provisions]
The applicable redemption price shall be paid prior to 2:30 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the applicable redemption price by 11:00 a.m., New York City time, on the date such redemption price is to be paid.
3.2 Notice of Redemption. Subject to Article III of the Base Indenture, notice of any redemption pursuant to this Article III will be mailed at least 20 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Notes to be redeemed at such holder’s registered address. Unless the Company defaults in payment of the applicable redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Notes called for redemption.
ARTICLE IV
OPTION TO DEFER INTEREST PAYMENTS
4.1 Option to Defer Interest Payments. So long as there is no Event of Default with respect to the Junior Subordinated Notes under the Base Indenture, the Company, at its option, may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to ____ consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not end on a date other than an Interest Payment Date and may not extend beyond the Stated Maturity of the Junior Subordinated Notes, and the Company may not begin a new Optional Deferral Period and may not pay current interest on the Junior Subordinated Notes until it has paid all accrued interest on the Junior Subordinated Notes from the previous Optional Deferral Period. Such accrued interest shall be payable to the persons in whose names the Junior Subordinated Notes are registered at the close of business on the Record Date next preceding such Interest Payment Date.
Any deferred interest on the Junior Subordinated Notes will accrue Additional Interest at a rate equal to _____% per annum, to the extent permitted by applicable law. Once the Company pays all deferred interest payments on the Junior Subordinated Notes, including any Additional Interest accrued on the deferred interest, it shall be entitled to again defer interest payments on the Junior Subordinated Notes as described above, but not beyond the Stated Maturity of the Junior Subordinated Notes.
[Unless the Company has paid all accrued and payable interest on the Junior Subordinated Notes and is not deferring any interest payments on the Junior Subordinated Notes at such time, it will not and its Subsidiaries shall not do any of the following:

(i)	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of the Company’s Capital Stock;

(i)
make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank on a parity with or junior to the Junior Subordinated Notes (including debt securities of other series issued under the Base Indenture); or

(ii)	make any guarantee payments on any guarantee of debt securities if the guarantee ranks on a parity with or junior to the Junior Subordinated Notes.
However, the foregoing provisions shall not prevent or restrict the Company from making:
(a)    purchases, redemptions or other acquisitions of its Capital Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its Capital Stock;
(b)any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of its Capital Stock, or the exchange or conversion of all or a portion of one class or series of its Capital Stock for another class or series of its Capital Stock;
(c)the purchase of fractional interests in shares of its Capital Stock pursuant to the conversion or exchange provisions of its Capital Stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;
(d)dividends or distributions paid or made in its Capital Stock (or rights to acquire its Capital Stock), or repurchases, redemptions or acquisitions of Capital Stock in connection with the issuance or exchange of Capital Stock (or of securities convertible into or exchangeable for shares of its Capital Stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;
(e)redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or
(f)payments on the Junior Subordinated Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Junior Subordinated Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full.]
4.2 Notice of Deferral. The Company shall give the Trustee written notice of its election to begin an Optional Deferral Period at least one Business Day before the Record Date for the next Interest Payment Date. The Trustee will forward any written notice that the Company gives of its election to begin an Optional Deferral Period to the holders of the Junior Subordinated Notes. However, the Company’s failure to pay interest on any Interest Payment Date will itself constitute the commencement of an Optional Deferral Period unless the Company pays such interest payment within five Business Days after the Interest Payment Date, whether or not the Company provides a notice of deferral.
ARTICLE V
FORM OF JUNIOR SUBORDINATED NOTE
5.1 Form of Junior Subordinated Note. The Junior Subordinated Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.
ARTICLE VI
ORIGINAL ISSUE OF JUNIOR SUBORDINATED NOTES
6.1 Original Issue of Junior Subordinated Notes. Junior Subordinated Notes in the initial aggregate principal amount of up to $__________ may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Junior Subordinated Notes to or upon the written order of the Company, signed by any Officer of the Company, without any further corporate action by the Company.
ARTICLE VII
MISCELLANEOUS
7.1 Ratification of Indenture; _______ Supplemental Indenture Controls. The Base Indenture, as supplemented by this _______ Supplemental Indenture, is in all respects ratified and confirmed, and this _______ Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this _______ Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.
7.2 Recitals. The recitals herein contained are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this _______ Supplemental Indenture.
7.3 Governing Law. This _______ Supplemental Indenture and each Junior Subordinated Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to the conflicts of law principles thereof.
7.4 Separability. In case any one or more of the provisions contained in this _______ Supplemental Indenture or in the Junior Subordinated Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this _______ Supplemental Indenture or of the Junior Subordinated Notes, but this _______ Supplemental Indenture and the Junior Subordinated Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
7.5 Counterparts. This _______ Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this _______ Supplemental Indenture to be duly executed as of the date first above written.

SCANA CORPORATION

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT A
(FORM OF FACE OF JUNIOR SUBORDINATED NOTE)
[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR JUNIOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*
[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]*
THE NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN MINIMUM DENOMINATIONS OF $___ AND INTEGRAL MULTIPLES OF $____ IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF NOTES IN A DENOMINATION OF LESS THAN $____ SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

[*Insert in Global Notes.
**Insert in Notes other than Global Notes.
***Insert in Global Notes.]
SCANA CORPORATION
$_________
_____ Series ___ _____% JUNIOR SUBORDINATED NOTE
Dated:
NUMBER R-    CUSIP NO: Registered Holder:
SCANA CORPORATION, a corporation duly organized and existing under the laws of the State of South Carolina (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of Dollars]** [specified in the Schedule annexed hereto]*** on the date of Stated Maturity, as hereafter defined, and to pay (subject to deferral as set forth herein) interest thereon at the rate of _____% per annum, such interest to accrue from ___________. Subject to the Company’s right to defer interest payments described herein, interest is payable quarterly in arrears on each _______, _______, _______ and _______, commencing on _______, _____ (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment. If interest payments are deferred or otherwise not paid, they will accrue and compound until paid at the annual rate of _____% per annum, to the extent permitted by applicable law.
The maturity date of this note (this “Note”) initially will be _______, ___, but will be automatically extended, except for any portion of the principal amount of this Note that shall have been earlier redeemed or with respect to which notice of redemption shall have been given to the Holder (as defined herein) hereof, for additional quarterly periods on each of _______, _______, _______ and _______, beginning on _______, ____, through and including _______, ____, without notice to, or consent of, the Holder of this Note. Subject to the conditions described below, the maturity date will be further automatically extended for additional quarterly periods beginning on _______, ___, through and including _______, ____, except for any portion of the principal amount of this Note that shall have been earlier redeemed or with respect to which notice of redemption shall have been given to the Holder hereof. The final maturity date of this Note will be no later than _______, ____, on which date the entire principal amount of this Note will become due and payable, together with any accrued and unpaid interest. The Stated Maturity of this Note shall mean the maturity date of this Note as extended in accordance with this paragraph, and may not be otherwise shortened or extended.
[Conditions to Extensions]
The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Note is registered, at the close of business on the Record Date next preceding such Interest Payment Date; provided that interest payable at Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred as described below, will forthwith cease to be payable to the Holder on such Record Date and may either be paid (i) to the Person in whose name this Note (or any Junior Subordinated Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 2.3 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Junior Subordinated Notes may be listed, and upon such notice as may be required by such exchange. The “Record Date” for payment of interest will be the close of business on the Business Day next preceding the Interest Payment Date, unless this Note is registered to a holder other than the Depositary or a nominee of the Depositary, in which case the Record Date for payment of interest will be the close of business on the fifteenth calendar day preceding the applicable Interest Payment Date, whether or not a Business Day.
If an Interest Payment Date, redemption date or the Stated Maturity of the Junior Subordinated Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, redemption date or the Stated Maturity, as applicable.
This Note may be presented for payment of principal and interest at the office of the Paying Agent, in the City of St. Paul, State of Minnesota; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Notes or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register, provided that proper transfer instructions have been received by the Record Date. Payment of the principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
So long as there is no Event of Default with respect to the Junior Subordinated Notes under the Base Indenture, the Company, at its option, may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to ______ consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not end on a date other than an Interest Payment Date and may not extend beyond the Stated Maturity of the Junior Subordinated Notes, and the Company may not begin a new Optional Deferral Period and may not pay current interest on the Junior Subordinated Notes until it has paid all accrued interest on the Junior Subordinated Notes from the previous Optional Deferral Period. Such accrued interest shall be payable to the persons in whose names the Junior Subordinated Notes are registered at the close of business on the Record Date next preceding such Interest Payment Date.
Any deferred interest on the Junior Subordinated Notes will accrue Additional Interest at a rate equal to _____% per annum, to the extent permitted by applicable law. Once the Company pays all deferred interest payments on the Junior Subordinated Notes, including any Additional Interest accrued on the deferred interest, it shall be entitled to again defer interest payments on the Junior Subordinated Notes as described above, but not beyond the Stated Maturity of the Junior Subordinated Notes.
[Unless the Company has paid all accrued and payable interest on the Junior Subordinated Notes and is not deferring any interest payments on the Junior Subordinated Notes at such time, it will not and its Subsidiaries shall not do any of the following:
(i)declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of SCANA Corporation’s Capital Stock;
(ii)make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank on a parity with or junior to the Junior Subordinated Notes (including debt securities of other series issued under the Base Indenture); or
(i)    make any guarantee payments on any guarantee of debt securities if the guarantee ranks on a parity with or junior to the Junior Subordinated Notes.
However, the foregoing provisions shall not prevent or restrict the Company from making:
(a)purchases, redemptions or other acquisitions of its Capital Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its Capital Stock;
(b)any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of its Capital Stock, or the exchange or conversion of all or a portion of one class or series of its Capital Stock for another class or series of its Capital Stock;
(c)the purchase of fractional interests in shares of its Capital Stock pursuant to the conversion or exchange provisions of its Capital Stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;
(d)dividends or distributions paid or made in its Capital Stock (or rights to acquire its Capital Stock), or repurchases, redemptions or acquisitions of Capital Stock in connection with the issuance or exchange of Capital Stock (or of securities convertible into or exchangeable for shares of its Capital Stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;
(e)redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or
(f)payments on the Junior Subordinated Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Junior Subordinated Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full.]
The Company shall give the Trustee written notice of its election to begin a deferral period at least one Business Day before the Record Date for the next Interest Payment Date. The Trustee will forward any written notice that the Company gives of its election to begin a deferral period to the holders of the Junior Subordinated Notes. However, the Company’s failure to pay interest on any Interest Payment Date will itself constitute the commencement of a deferral period unless the Company pays such interest payment within five Business Days after the Interest Payment Date, whether or not the Company provides a notice of deferral.
The Notes of this series shall have an initial aggregate principal amount of up to _______________ Million and no/100 Dollars ($__________).
The Notes evidenced by this Certificate may be transferred or exchanged only in minimum denominations of $___ and integral multiples of $___ in excess thereof, and any attempted transfer, sale or other disposition of Notes in a denomination of less than $___ shall be deemed to be void and of no legal effect whatsoever.
The indebtedness of the Company evidenced by this Note, including the principal hereof and interest hereon is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to holders of Priority Indebtedness of the Company and each Holder of this Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.
IN WITNESS WHEREOF, SCANA CORPORATION has caused this instrument to be duly executed.

Dated:    SCANA CORPORATION

By:
Name:
Title:
TRUSTEE’ S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory
REVERSE OF NOTE
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series pursuant to the Junior Subordinated Indenture, dated as of September 1, 2009, as supplemented (as so supplemented, the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”), and as supplemented by a _______ Supplemental Indenture dated as of ________________, by and among the Company and the Trustee (collectively, as amended or supplemented through the date hereof and from time to time, herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. This Security is one of the series designated on the face hereof (the “Junior Subordinated Notes”) which is unlimited in aggregate principal amount.
Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.
As provided in and subject to the provisions in the Indenture, the Company shall have the option to redeem the Junior Subordinated Notes:
[Redemption Provisions]
In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Junior Subordinated Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
Any consent or waiver by the Holder of this Note given as provided in the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Junior Subordinated Note issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Note or such other Junior Subordinated Notes. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the places, at the respective times, at the rates and in the coin or currency herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Register of the Junior Subordinated Notes upon surrender of this Note for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Junior Subordinated Note or Notes of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.
Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered upon the Register of the Notes of this series as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.
No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.
The Company and, by acceptance of this Note or a beneficial interest in this Note, each holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Note constitute indebtedness.
This Note shall be deemed to be a contract made under the laws of the State of New York (without regard to conflicts of laws principles thereof) and for all purposes shall be governed by, and construed in accordance with, the laws of said State.
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.
[FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL NOTES TO REFLECT
CHANGES IN PRINCIPAL AMOUNT]
The initial principal amount of this Note is: $

Changes to Principal Amount of Global Note

Principal Amount by which this    Signature of
Note is to be Decreased or    Remaining    Authorized
Increased and the Reason for     Principal Amount    Signatory of
Date    the Decrease or Increase    of this Note    Trustee

* Insert Schedule in Global Notes.